Exhibit 10.3

SHAREHOLDER’S AGREEMENT

by and among

AEROVIRONMENT, INC.,

ARLINGTON CAPITAL PARTNERS V, L.P.

and

ARLINGTON CAPITAL PARTNERS VI, L.P.

Dated as of November 18, 2024

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A:        Form of Termination Notice

ii

SHAREHOLDER’S AGREEMENT

This SHAREHOLDER’S AGREEMENT (this “Agreement”) is executed and delivered as of November 18, 2024 by and between AeroVironment, Inc., a Delaware corporation (“Parent”), and Arlington Capital Partners V, L.P. and Arlington Capital Partners VI, L.P. (collectively, the “Shareholder”) and shall be effective as of the Closing Date. Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement (as defined below), a copy of which has been made available to the Shareholder.

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Archangel Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), BlueHalo Holdings Parent, LLC, a Delaware limited liability company (“Seller”), and BlueHalo Financing TopCo, LLC, a Delaware limited liability company (the “Company”), have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Merger Sub will be merged with and into the Company, with the Company continuing on as the surviving company and a wholly owned subsidiary of Parent, on the terms and conditions set forth therein (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, upon the Effective Time and except as otherwise set forth in the Merger Agreement, all of the Company Units issued and outstanding immediately prior to the Effective Time (other than Canceled Units) shall be automatically converted into the right to receive a number of shares of Parent Stock equal to the Aggregate Closing Consideration on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, immediately following the Effective Time and on the Closing Date, Seller shall consummate the Seller Liquidation and, immediately following the Seller Liquidation, the Seller Distribution shall be consummated on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as a result of the Transactions and the Seller Distribution, the parties hereto expect that immediately following the Effective Time, the Shareholder will own an aggregate number of Shares representing approximately 26.2% of the Parent Stock issued and outstanding as of immediately following the Effective Time;

WHEREAS, the parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with the Shareholder’s ownership of Parent Stock; and

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, the Shareholder executed and delivered a Joinder and Lock-Up Agreement, which shall be effective as of the Closing Date.

NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I.

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings indicated:

“Adjusted Outstanding Shares” means, at any time, the total number of issued and outstanding Shares, less the number of Shares issued by the Company within six months of the Closing Date.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board: (a) would be required to be made in any Registration Statement filed with the SEC by the Parent so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (c) the Parent has a bona fide business purpose for not disclosing publicly.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“beneficial ownership” and related terms such as “beneficially owned” or “beneficial owner” have the meanings given such terms in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Capital Stock shall be calculated in accordance with the provisions of such rule.

“Board” means the board of directors of Parent.

“Capital Stock” means any and all shares of common stock, preferred stock or other forms of equity authorized and issued by Parent (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).

“Change of Control” of Parent means (a) any merger, consolidation, reorganization or other business combination of Parent with or into any other Person, unless securities representing more than fifty percent (50%) of the total and combined voting power of the outstanding voting securities of the successor corporation (or any direct or indirect parent entity thereof) are immediately thereafter beneficially owned, directly or indirectly, by the beneficial owners of Parent’s outstanding voting securities immediately prior to such transaction, or (b) any transaction or series of related transactions pursuant to which any Person or any group of Persons comprising a Group (other than Parent or a Person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, Parent) becomes, directly or indirectly, the beneficial owner of securities representing (or securities convertible into or exercisable for securities representing) more than fifty percent (50%) of the total combined voting power of Parent’s securities (or the securities of any direct or indirect parent entity of Parent) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from Parent or the acquisition of outstanding securities held by one or more of Parent’s securityholders; provided that, in no event will the Transactions contemplated by the Merger Agreement (including the Merger) be deemed a “Change of Control” hereunder.

“Company” has the meaning set forth in the recitals of this Agreement.

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“Competitive Business” means the design, development, production, marketing, support and operation (including contractor owned, contractor operated services) of uncrewed systems and loitering munitions systems, products and accessories.

“Competitive or Conflict Matter” has the meaning set forth in Section 3.6(a).

“Confidential Information” has the meaning set forth in Section 10.1.

“Covered Person” has the meaning set forth in Section 5.2.

“Demand Registration” has the meaning ascribed to such term in Section 6.2(a).

“Demand Registration Effectiveness Period” has the meaning ascribed to such term in Section 6.2(c).

“Demand Registration Request” has the meaning ascribed to such term in Section 6.2(a).

“Director” means a director of Parent.

“FINRA” means the Financial Industry Regulatory Authority.

“Group” means a group within the meaning of Section 13d-3 of the Exchange Act.

“Initial Notice” has the meaning ascribed to such term in Section 6.3(a).

“Maximum Number of Securities” has the meaning ascribed to such term in Section 6.3(d).

“Nasdaq” means the Nasdaq Global Select Market, any successor stock exchange operated by The Nasdaq Stock Market LLC or any successor thereto.

“Necessary Action” means, with respect to Parent and any specified result, (a) actions within its and its Subsidiaries’ reasonable control (to the extent such actions are permitted by Applicable Law and would not cause a violation of the Parent Governing Documents or this Agreement and to the extent such actions are required to achieve such specified result) as commercially reasonably practicable to cause such result, including (i) executing agreements, consents, waivers and other instruments, (ii) using commercially reasonable efforts to effectuate amendments to the organizational documents of Parent, and (iii) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result and (b) not knowingly causing or encouraging any Person to agree to or take any action which is reasonably likely to have the effect of impairing the occurrence of the foregoing result.

“Opt-Out Notice” has the meaning ascribed to such term in Section 6.3(a).

“Other Rights Holders” has the meaning ascribed to such term in Section 6.3(d).

“Parent Bylaws” means the Fourth Amended and Restated Bylaws of Parent, amended as of December 1, 2022, as amended from time to time.

“Parent Charter” means the Amended and Restated Certificate of Incorporation of Parent, dated as of January 26, 2007, as amended from time to time.

“Parent Governing Documents” means the Parent Charter and the Parent Bylaws.

“Party” and “Parties” means the parties hereto.

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“Piggyback Registration” has the meaning ascribed to such term in Section 6.3(a).

“Proceeding” mean any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of Parent or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including without limitation any appeal thereof, in which a Shareholder Director was, is or will be involved as a party, potential party, non-party witness, or otherwise by reason of the fact that a Shareholder Director is or was a director of Parent, by reason of any action taken by a Shareholder Director (or failure to take action by a Shareholder Director) or of any action (or failure to act) on a Shareholder Director’s part while acting pursuant to a Shareholder Director’s status as a director or agent of Parent, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided.

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary, final or summary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments and freewriting prospectuses and in each case including all material incorporated by reference therein.

“Public Offering” means the offer and sale of common stock for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Qualifying Nominee” means, in respect of a nominee of the Shareholder or Parent to the Board or a committee thereof, as applicable, or in respect of a member of the Board or Committee thereof, as applicable, a Person who, in the good faith determination of the Board or applicable committee thereof, (a) complies with Parent’s corporate governance guidelines and policies and applicable Parent policies (including but not limited to Parent’s code of business conduct and ethics and insider trading policy) and applicable corporate governance guidelines that are recommended by Glass, Lewis & Co. or Institutional Shareholder Services Inc. for companies similar to Parent, (b) complies with the applicable stock exchange rules and Applicable Law with respect to service as a director of Parent, (c) is not subject to any Order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company, and (d) is not subject to any of the “bad actor” disqualifications described in Securities Act Rule 506(d)(1).

“Registrable Securities” shall mean shares of Parent Stock held by the Shareholder immediately following the Closing; provided that any Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement (other than, for the avoidance of doubt, any transfer to an Affiliate of the Shareholder, provided such transferred shares remain held by an Affiliate and continue to be Registerable Securities), (b) such Registrable Securities have been disposed of pursuant to Rule 144 or can be disposed of by the Shareholder pursuant to Rule 144 without regards for volume or manner of sale limitations or (c) such Registrable Securities shall have been otherwise transferred (other than, for the avoidance of doubt, any transfer to an Affiliate of the Shareholder, provided such transferred shares remain held by an Affiliate and continue to be Registerable Securities) and new certificates or book-entry positions for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Parent; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

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“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Expenses” means (a) all reasonable and documented registration and filing fees, and any other reasonable and documented fees and expenses associated with filings required to be made with the SEC or FINRA; (b) all reasonable and documented fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable and documented fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses); (d) all reasonable and documented fees and disbursements of counsel for the Parent and of all independent certified public accountants or independent auditors of the Parent and any subsidiaries of the Parent incurred specifically in connection with such Registration (including the expenses of any special audit and comfort letters required by or incident to such performance); (e) reasonable and documented fees and disbursements of up to a maximum of $100,000 per Registration of one (1) legal counsel for the Shareholder (such maximum expense amount, the “Legal Expense Cap”); (f) any reasonable and documented fees and disbursements of underwriters customarily paid by issuers or sellers of securities; (g) reasonable and documented fees and expenses incurred in connection with the distribution or Transfer of Registrable Securities to or by the Shareholder or its permitted transferees in connection with a Public Offering, and excluding fees to the legal counsel of the Shareholder; (h) all reasonable and documented fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system; (i) all of the Parent’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties); and (j) all costs and expenses of the Parent related to the “road show” for any Underwritten Public Offering.

“Registration Statement” means a registration statement of the Parent that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement, filed by, or to be filed by, the Parent with the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement or Prospectus.

“Replacement” has the meaning set forth in Section 3.4.

“Requesting Holder” has the meaning ascribed to such term in Section 6.3(a).

“Restricted Period” means the twenty-four (24) month period commencing on the Closing Date.

“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.

“SEC” mean the Securities and Exchange Commission.

“Seller Affiliates” has the meaning ascribed to such term in Section 6.5(a).

“Service Provider” has the meaning set forth in Section 5.1.

“Share Equivalents” means (a) all securities directly or indirectly convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), Shares, (b) all securities with voting rights or rights to appoint or designate for nomination individuals to the Board and (c) all securities that cannot be purchased or otherwise acquired unless purchased or otherwise acquired with any of the securities referenced in clause (a) or (b).

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“Shareholder” has the meaning set forth in the preamble to this Agreement.

“Shareholder Affiliate” means any Affiliate of the Shareholder that beneficially owns Shares or other Capital Stock.

“Shareholder Director” has meaning set forth in Section 3.1(a).

“Shareholder Discretionary Matters” means any matter that is not a Shareholder Voting Matter.

“Shareholder Nominee” has meaning set forth in Section 3.1(d).

“Shareholder Voting Matter” means each of the following if put to a vote of Parent shareholders: (a) approval of Parent’s annual report and annual statutory financial statements and consolidated financial statements, including audited financial statements, and resolution on the allocation of available earnings (including through the declaration of dividends or other capital distributions) and/or the repayment of capital contribution reserves, (b) ratifying the appointment of Parent’s auditors, (c) approval of Parent’s compensation report, (d) approval of an individual proxy for any annual or special meeting of the Parent shareholders, (e) any declaration of dividends, (f) approval of interim financial statements and interim dividends or other capital contributions, (g) approval of the maximum aggregate amounts of compensation of the Board and Parent’s executive management team, (h) approval in an advisory vote of Parent’s named executive officer compensation, (i) approval in an advisory vote on the frequency of future advisory votes on executive compensation, (j) approval of changes to Parent’s authorized share capital, (k) approval of amendments to Parent’s equity incentive plans, (l) approval of a stock split or consolidation of stock, (m) authorization of a share repurchase program, approval of a cancellation of Capital Stock or a reduction in the par value of any Capital Stock, (n) approval of changes of and amendments to the Parent Charter (other than any changes or amendments that would materially, adversely and disproportionately affect the rights or privileges of the Shareholder or any of its Affiliates that owns Shares in their capacity as owners of Shares in relation to any other owner of Parent Shares), (o) approval of any routine matter under Nasdaq regulations, (p) mergers or demergers that do not result in a Change of Control, (q) change of domicile or registered office and (r) approval of the required Parent reports and so-called environmental, social and governance matters.

“Shareholders Meeting” has the meaning set forth in Section 3.2(a).

“Shares” means shares of Parent Stock and any and all securities of any kind whatsoever of Parent which may be issued after the date of this Agreement in respect of, or in exchange for, such shares of Parent Stock pursuant to a merger, consolidation, stock split, dividend or recapitalization of Parent or otherwise.

“Shelf Block Trade” has the meaning ascribed to such term in Section 6.2(e).

“Shelf Effectiveness Period” has the meaning set forth in Section 6.1(d).

“Shelf Registration Statement” has the meaning set forth in Section 6.1(a).

“Shelf Take-Down” has the meaning set forth in Section 6.1(b).

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“Standstill Fall-Away Date” has the meaning set forth in Section 2.1.

“Suspension” has the meaning ascribed to such term in Section 6.4(a).

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any Contract, option, swap or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, shares.

“Underwritten Public Offering” means an underwritten Public Offering, including, without limitation, an Underwritten Shelf Take-Down and a Shelf Block Trade.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 6.1(c)(i).

“Underwritten Shelf Takedown Notice” has the meaning set forth in Section 6.1(c)(i).

“Voting Fall-Away Date” has the meaning set forth in Section 4.1.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act.

Article II.

STANDSTILL

Section 2.1             Limitation on Share Acquisition and Ownership. From and after the date of this Agreement, unless an exemption or waiver is otherwise approved in advance in writing by the Board, Shareholder shall not, and shall cause its Affiliates that either are (a) acting at the direction of or on behalf of Shareholder or (b) have received or accessed Confidential Information, not to and shall direct its and their respective Representatives not to, until the date (the earlier date, the “Standstill Fall-Away Date”) that is the earliest of (i) the date on which the Shareholder and Shareholder Affiliates collectively beneficially own, in the aggregate, less than five percent (5%) of the issued and outstanding Shares (as adjusted for stock splits, reverse stock splits, dividends, combinations or the like) and (ii) the first date on which the Board fails to appoint to the Board, or fails to nominate or recommend (or fails to continue to nominate or recommend) for election or re-election by Parent stockholders, any Shareholder Nominee or Replacement nominated or designated in accordance with this Agreement, directly or indirectly, acquire (through beneficial ownership or otherwise) any Capital Stock or other equity securities issued by Parent or any Subsidiary thereof that derives its value from or has voting rights in respect of (in whole or in part) any Capital Stock of Parent or any Subsidiary thereof, or any rights, options or other derivative securities or contracts or instruments to acquire such ownership that derives its value (in whole or in part) from such securities (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing); provided, however, that notwithstanding the foregoing, (a) the foregoing shall not restrict the issuance of Shares to the Shareholder and their Affiliates (i) pursuant to the Merger Agreement or (ii) by way of stock dividend, stock reclassification or other distributions or offerings made available on a pro rata basis to Parent’s stockholders and (b) from and after the Closing, the Shareholder may, directly or indirectly, with the prior written consent of the Board (in the Board’s sole discretion), acquire additional Shares so long as, in each case, (x) such additional Shares acquired from and after Closing remain subject to the restrictions set forth in the Joinder and Lock-Up Agreement (if still in effect in accordance with its terms) and (y) the Shareholder and its Affiliates vote such additional Shares in accordance with Section 4.1 of this Agreement.

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Section 2.2             Standstill. From and after the date of this Agreement, unless an exemption or waiver is otherwise approved in advance in writing by the Board, Shareholder shall not, and shall cause its Affiliates that either are (a) acting at the direction or on behalf of Shareholder or (b) have received or accessed Confidential Information, not to and its and their respective Representatives acting at their direction or on their behalf not to, until the Standstill Fall-Away Date, directly or indirectly:

(a)            engage in any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) or consents to vote (or withhold the vote of) any Shares, or conduct any binding or nonbinding referendum with respect to any Shares, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or consents) with respect to any Shares, or otherwise become a “participant” in a “solicitation” (as such term is defined under Regulation 14A under the Exchange Act) to vote (or withhold the vote of) any Shares or other Capital Stock of Parent; provided that the foregoing will not be deemed to restrict or limit in any manner in which Shareholder or its Affiliates votes any of its Shares or Capital Stock, directly or by proxy, subject to compliance with the other terms and conditions of this Agreement;

(b)            other than through participation on the Board (or applicable committee) or any statements of opinion relating to corporate governance strategy that are not specifically targeted at Parent or the Board, make any public statement or have a discussion with any known shareholder of Parent seeking to: (i) control, change or influence the Board, management or policies of Parent, including any plans or proposals to change the voting standard with respect to director elections, the number of directors or the removal of any directors (other than Shareholder Nominees), or to fill any vacancies on the Board (other than Shareholder Nominees), except as contemplated in this Agreement; (ii) cause any change in the capitalization, share repurchase programs and practices or dividend policy of Parent; (iii) cause any other change in Parent’s management, business or corporate structure; (iv) have Parent waive or make amendments or modifications to the Parent Governing Documents or policies of Parent (each as may be amended from time to time), or other actions that may impede or facilitate the acquisition of control of Parent by any person; (v) cause a class of securities of Parent to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (vi) cause a class of securities of Parent to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(c)            form, join, knowingly encourage the formation of or knowingly engage in discussions relating to the formation of, or participate in a Group for the purpose of seeking control, or influencing the control of, Parent, except for the arrangements expressly set forth in this Agreement;

(d)            offer or propose to acquire or agree to acquire (or request permission to do so), whether by directly or indirectly, by market purchases, private purchases, tender or exchange offer, through the acquisition of control of another person, by joining or participating in a Group or otherwise, any Shares or other Capital Stock of Parent (or the beneficial ownership thereof) or any securities convertible or exchangeable into or exercisable for any Shares or other Capital Stock of Parent (or beneficial ownership thereof) (including any derivative securities or other rights decoupled from the underlying securities of Parent), except as permitted by and in accordance with Section 2.1 and Section 2.3;

(e)            (i) except as expressly provided herein (and in accordance with the terms and conditions hereof), nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Shareholders Meeting at which Parent’s directors are to be elected or (ii) (A) present at any Shareholders Meeting any proposal (pursuant to Rule 14a-8 or otherwise) for consideration for action by the shareholders or (B) call or seek to call, or request the call of, alone or in concert with others, or support another shareholder’s call for, any meeting of shareholders, whether or not such a meeting is permitted by the Parent Governing Documents;

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(f)            deposit any voting securities of Parent in any voting trust or similar arrangement (unless such securities remain subject to the restrictions set forth in this Agreement);

(g)            seek to advise or knowingly encourage or knowingly influence any other Person or knowingly assist any third party in so advising, encouraging or influencing any other Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter) or (ii) seek to advise or knowingly encourage or knowingly influence any Person with respect to, whether alone or in concert with others, the election, nomination or removal of a director (other than Shareholder Nominees) other than as permitted by Article III;

(h)            separately or in conjunction with any third party in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly or privately, with or without conditions), indicate an interest in or effect or commence any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving Parent or any of its Subsidiaries or the assets or businesses of Parent or any of its Subsidiaries or actively encourage or initiate or support any other third party in any such activity; provided, however, that Shareholder or its Affiliates shall be permitted to vote on any such transaction in accordance with the terms and conditions of this Agreement; provided, further, for the avoidance of doubt, tendering into any tender offer or exchange offer not commenced by Shareholder or its Affiliates as permitted in Section 2.3(b) will not violate this Section 2.2(h);

(i)            (i) publicly seek or publicly request permission to do any of the foregoing, (ii) publicly request to amend or waive any provision of Section 2.1 or this Section 2.2 (including this clause (i)), or (iii) publicly make or publicly seek permission to make any public announcement with respect to any of the foregoing;

(j)            contest the validity or enforceability of the agreements contained in Section 2.1 or this Section 2.2 or publicly seek a release of the restrictions contained in Section 2.1 or this Section 2.2 (whether by legal action or otherwise);

(k)            enter into any agreement, arrangement or understanding with respect to any of the foregoing; or

(l)            knowingly encourage or knowingly facilitate others to do any of the foregoing.

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Section 2.3             Permitted Actions. Notwithstanding anything to the contrary in Section 2.2 above, (i) no action or activity required or otherwise contemplated to be taken by Shareholder or its Affiliates or a Shareholder Nominee under this Agreement or the Merger Agreement or any exhibit thereto shall be or be deemed to be restricted by or subject to the prohibitions set forth in Section 2.2, (ii) no Shareholder Nominee or any other Director shall be or be deemed to be restricted from communicating with, participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board (or any committee thereof) with respect to any matters coming before it, or otherwise deemed to be subject to Section 2.2 with respect to such person’s activities in his or her capacity as a Director, and (iii) nothing herein shall prohibit or restrict any activities of Shareholder in connection with (A) communicating with management of Parent, the chairman of the Board or the lead independent director of the Board in its capacity as a shareholder of Parent (including by providing its views privately to Parent management, the chairman of the Board or the lead independent director of the Board on any matter); provided, that such actions are not intended to and would not reasonably be expected to require public disclosure of such actions (based on the advice of independent legal counsel), (B) exercising any voting, dividend or liquidation rights attached to any securities that it may own in accordance with its bona fide corporate governance policies and proxy voting guidelines, (C) making any disclosure pursuant to Section 13(d) of the Exchange Act that Shareholder or its Affiliate reasonably determines, based on the advice of independent legal counsel, is required in connection with any action taken by Shareholder or such Affiliate that is not inconsistent with this Agreement or (D) complying with Applicable Law. The restrictions set forth in Section 2.1 and Section 2.2 shall not apply to the Shareholder if such Shareholder is in material compliance with its obligations hereunder and if any of the following occurs (provided, that, in the event any matter described in any of clauses (a) through (c) of this Section 2.3 has occurred and resulted in the restrictions imposed under Section 2.1 or Section 2.2 ceasing to apply to the Shareholder, then, in the event the transaction related to such matter has not occurred within nine (9) months of the date on which the Shareholder was released from such restrictions, then so long as such transaction is not being actively pursued at such time, the restrictions set forth in Section 2.1 and Section 2.2 shall thereafter resume and continue to apply in accordance with their terms subject to this Section 2.3):

(a)            in the event that Parent enters into a definitive agreement with respect to, a merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance, or otherwise, (i) involving the sale to an unaffiliated third party of all or substantially all of Parent’s and its Subsidiaries’ assets, taken as a whole, on a consolidated basis or (ii) that would, if consummated, result in a Change of Control of Parent;

(b)            in the event that a tender offer or exchange offer is commenced by a third Person (and not involving any material breach by the Shareholder of Section 2.2) which tender offer or exchange offer, if consummated, would result in a Change of Control of Parent, and either (i) the Board recommends (by majority vote) that the shareholders of Parent tender their shares in response to such offer or does not recommend against the tender offer or exchange offer within ten (10) Business Days after the commencement thereof or such longer period as shall then be permitted under U.S. federal securities laws or (ii) the Board later publicly recommends (by majority vote) that the shareholders of Parent tender their shares in response to such offer;

(c)            Parent makes a public announcement that is approved by the Board (by majority vote) that it intends to consummate a Change of Control transaction; provided, however, that the Shareholder shall not in any event be permitted to jointly make a competing proposal unless (x) Section 2.3(b) applies and (y) a majority of the non-Affiliated Shareholder Directors have provided their prior written consent to the cooperation in anticipation of, and the making of, such joint competing proposal; or

(d)            Parent or its Subsidiaries make an assignment for the benefit of creditors or commence any proceeding under any bankruptcy law or any bankruptcy proceeding is commenced against Parent or its subsidiaries that is not dismissed within thirty (30) days.

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Article III.

CORPORATE GOVERNANCE

Section 3.1             Size, Composition and Election of the Board. From and following the Closing Date, the Board shall be comprised of no less than ten (10) Directors and the following Persons (each, a “Shareholder Nominee”), among others, shall be nominated in accordance with Section 3.2 conditional upon consummation of the Closing and until the shareholders of Parent vote and approve each Shareholder Nominee prior to their joining the Board in accordance with Section 3.2 below; provided, the Shareholder shall have the right, but not the obligation, to nominate the persons below:

(a)            until the date that the Shareholder and its Affiliates cease to collectively hold and own, directly or indirectly (i) at least twenty percent (20%) of the Adjusted Outstanding Shares (as adjusted for stock splits, reverse stock splits, dividends, combinations or the like), two (2) Directors designated by the Shareholder to be its nominees pursuant to this Article III (each, a “Shareholder Director”) who initially shall be David Wodlinger and Henry Albers and, (ii) at least fifteen percent (15%) of the Adjusted Outstanding Shares but less than twenty percent (20%) of the Adjusted Outstanding Shares (as adjusted for stock splits, reverse stock splits, dividends, combinations or the like), one (1) Shareholder Director.

(b)            For the avoidance of doubt, following the termination of the right to designate a Shareholder Director to the Board pursuant to Section 3.1(a), such right of designation shall not be reinstated in the event that after such occurrence the Shareholder and its Affiliates collectively hold and own, directly or indirectly, fifteen percent (15%) or more of the Adjusted Outstanding Shares.

Section 3.2             Election to the Board.

(a)            In connection with any annual or special meeting of shareholders of Parent (each annual or special meeting, a “Shareholders Meeting”) at which a Shareholder Director stands for election or reelection to the Board, Parent shall give written notice (x) with respect to an annual meeting, no earlier than ninety (90) days prior to the anniversary of Parent’s prior annual meeting or (y) with respect to a special meeting, no earlier than ninety (90) days prior to the date of such meeting, to the Shareholder to request that the Shareholder nominate each Shareholder Nominee, and the Shareholder shall give written notice to Parent of each Shareholder Nominee no later than thirty days (30) after receiving such notice; provided, that if Shareholder fails to give such notice in a timely manner, then Shareholder shall be deemed to have nominated the incumbent Shareholder Nominee(s) elected to the Board.

(b)            In connection with any Shareholders Meeting in which a Shareholder Nominee stands for election to the Board (or in the event that Shareholder is permitted to designate a Replacement pursuant to Section 3.4), the Shareholder shall take all necessary action to cause its Shareholder Nominees to consent to such reference and background checks and to provide such information (including information necessary to determine any disclosure obligations of Parent) as the Board (or applicable committee) may reasonably request in connection with Parent’s disclosure obligations or in connection with Parent’s legal, regulatory or stock exchange requirements, which requests shall be of the same type as Parent requests of all other nominees to the Board.

(c)            Subject to the provisions set forth in this Article III, Parent shall use reasonable best efforts to take all Necessary Action to cause any Shareholder Nominees to be appointed or elected to the Board (including ensuring that each Shareholder Nominee is included in the proxy statement and proxy card prepared by Parent in connection with Parent’s solicitation of proxies for such Shareholders Meeting). When a Shareholder Nominee stands for an election of the Board in connection with a Shareholders Meeting, subject to applicable requirements or qualifications under Applicable Law or applicable stock exchange rules, Parent agrees to nominate and recommend that the holders of Capital Stock of Parent who are entitled to vote at such Shareholders Meeting vote in favor of the election of such Shareholder Nominee and support the Shareholder Nominee for election in a manner no less favorable than the manner in which Parent supports its other director nominees.

(d)            Notwithstanding the foregoing, nothing in this Section 3.2 shall require Parent or the Board to nominate or recommend a proposed Shareholder Nominee if the Board (or applicable committee) determines (by majority vote) in good faith, following consultation with outside legal counsel, that such proposed Shareholder Nominee is not a Qualifying Nominee or such action would not be in the best interests of Parent and its shareholders.

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Section 3.3             Committees. Until the date that the Shareholder and its Affiliates cease to collectively hold and own, directly or indirectly (i) at least fifteen percent (15%) of the Adjusted Outstanding Shares (as adjusted for stock splits, reverse stock splits, dividends, combinations or the like), the Shareholder shall have the right, but not the obligation, to nominate at least one (1) Shareholder Director for service on any transaction or special committee of Parent formed with respect to the evaluation of any strategic transaction matters, subject to applicable requirements or qualifications under Applicable Law or applicable stock exchange rules.

Section 3.4             Qualification; Removal and Replacement of Shareholder Nominees.

(a)            Each Shareholder Nominee shall, at the time of nomination and at all times until such individual’s service on the Board ceases, be a Qualifying Nominee. If the Board (or applicable committee) determines in good faith, following consultation with outside legal counsel, that a Shareholder Nominee elected to the Board has ceased to be a Qualifying Nominee, the Shareholder shall use reasonable best efforts to cause such Shareholder Director to offer to resign from the Board (subject to acceptance by the Board). In the event that Nasdaq expressly informs Parent that a Shareholder Nominee is not independent under applicable Nasdaq regulations, the Board (or applicable committee) shall be permitted to determine that such Shareholder Nominee is no longer a Qualifying Nominee or eligible to be a member of any committee of the Board where such independence is required under the Nasdaq regulations.

(b)            Notwithstanding anything set forth to the contrary in the Parent Governing Documents, if a Shareholder Director shall cease for any reason to serve as a Director (including by death, disability, retirement, resignation or removal of such Shareholder Director but excluding a resignation of such Shareholder Director pursuant to Section 3.5), the Shareholder shall have the exclusive right to designate a replacement for such Shareholder Director (a “Replacement”) to the Board (or applicable committee); provided, that such Replacement qualifies as a Qualifying Nominee. If the Board (or applicable committee) determines that such Replacement qualifies as a Qualifying Nominee, Parent shall promptly use reasonable best efforts to take all Necessary Action to satisfy the requirements under this Article III with respect to such Replacement. If any such Replacement is not determined by the Board (or applicable committee) to be a Qualifying Nominee, the Shareholder shall be entitled to continue designating a Replacement until such proposed designee is determined by the Board (or applicable committee) to qualify as a Qualifying Nominee. For the avoidance of doubt, the Parties acknowledge and agree that nothing herein shall obligate Parent to call a Shareholders Meeting and that the Shareholder has no contractual rights hereunder to cause a Shareholders Meeting to be held by Parent.

Section 3.5             Resignation; Removal.

(a)            To the fullest extent permitted by law, the Shareholder shall have the right at any time and from time to time to cause its Shareholder Director to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then serves; provided, that if the Shareholder still has the right to designate a Shareholder Nominee, Parent shall use reasonable best efforts to take all Necessary Action at the subsequent annual Shareholders’ Meeting of Parent to submit the Replacement for approval at such Shareholders Meeting and recommend to the shareholders that they vote in favor of the election of such Replacement and support the Replacement for election in a manner no less favorable than the manner in which Parent supports its other director nominees; provided, further, that the Shareholder provides all relevant information reasonably requested by Parent regarding the Replacement at least twenty (20) Business Days prior to such shareholder meeting; provided, further, that until the time the Replacement is appointed, the nominating Shareholder shall have the right to appoint an observer to the Board pursuant to its rights under (d) hereof.

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(b)            If the Shareholder no longer has the right to designate the number of Shareholder Nominees then nominated to or serving on the Board pursuant to the terms of this Article III, then unless the Board (or applicable committee thereof) and Shareholder agree in writing that such Shareholder Director should remain on the Board, the Shareholder shall use reasonable best efforts to cause the applicable number of Shareholder Directors to promptly offer their resignations from the Board and any committee of the Board on which they serve (subject to acceptance by the Board) and, if the Board accepts such resignation(s), the resulting vacancy or vacancies shall be filled in accordance with the Parent Governing Documents.

Section 3.6             Rights of the Shareholder Directors.

(a)            Parent shall notify each Shareholder Director, at the same time and in the same manner as such notification is delivered to the other members of the Board, of all regular meetings and special meetings of the Board and of all regular and special meetings of any committee of the Board of which such Shareholder Director is a member. Parent and the Board shall provide each Shareholder Director with copies of all notices, minutes, consents and other material that it provides to all other members of the Board and each committee thereof concurrently as such materials are provided to the other members. Notwithstanding anything to the contrary in this Agreement, Parent reserves the right to withhold any information regarding Competitive or Conflict Matters from, to exclude from any meeting or portion of the meeting of the Board or any committee thereof during which Competitive or Conflict Matters will be discussed and prevent from voting on any issue regarding Competitive or Conflict Matters, any Shareholder Director to the extent that the Shareholder or any of its controlled Affiliates or the Shareholder Director is engaged, directly or indirectly, in any Competitive Business or in the event of any other Competitive or Conflict Matter. For purposes of this Section 3.6(a), a “Competitive or Conflict Matter” means any matter brought before the Board which involves (i) a Competitive Business or (ii) a potential conflict of interest between Parent (or any of its Subsidiaries), on the one hand, and such Shareholder Director (or any of its Affiliates), on the other hand; provided, that the determination as to the existence of a Competitive or Conflict Matter shall be made by the Board (excluding such Shareholder Director) in its good faith reasonable judgment after reasonable consultation with Shareholder and the Shareholder Director. Upon determination by the Board of a Competitive or Conflict Matter in accordance with this clause (a), Shareholder Director may resign from the Board and Shareholder shall have the right to designate a Replacement in accordance with Section 3.4(b) and the restrictions set forth in the third sentence of this clause (a) shall not apply to such Replacement so long as the Replacement is not an Affiliate of Shareholder and, is not, and its controlled Affiliates are not, engaged, directly or indirectly, in any Competitive Business or in any other Competitive or Conflict Matter.

(b)            Each Shareholder Director shall be entitled to the same directors’ and officers’ insurance coverage as the other Directors and the same indemnification (including advancement of expenses) from Parent as such other Directors, in each case, effective no later than the date on which such Shareholder Director joins the Board. If Parent enters into indemnification agreements with its Directors generally, Parent will enter into an indemnification agreement with each Shareholder Director in the same form and substance as those of the other Directors. Parent hereby acknowledges that each Shareholder Director may have certain rights to indemnification, advancement of expenses and/or insurance provided by its funds, employers and certain of their respective affiliates (collectively, the “Fund Indemnitors”). Parent hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to each Shareholder Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Shareholder Director are secondary) with respect to any request for indemnification or advancement of expenses concerning any Proceeding, (ii) that it shall be required to advance the full amount of expenses incurred by each Shareholder Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the Parent Governing Documents or the organization documents of any of Parent’s Subsidiaries (or any other agreement between Parent and each Shareholder Director), without regard to any rights each Shareholder Director may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof concerning indemnification or advancement of expenses as set forth in this Section 3.6(b). Parent further agrees that no advancement or payment by the Fund Indemnitors on behalf of each Shareholder Director with respect to any claim for which each Shareholder Director has sought indemnification from Parent shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of each Shareholder Director against Parent. Parent and each Shareholder Director agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 3.6(b).

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Section 3.7             Compensation. Except to the extent a Shareholder may otherwise notify Parent, the Shareholder Directors shall be entitled to compensation consistent with the compensation received by other non-employee Directors; provided, that at the election of a Shareholder Director, any Director compensation shall be paid to a Shareholder or an Affiliate thereof specified by such Shareholder Director rather than to such Shareholder Director. In addition, while serving as a Director, the Shareholder Director shall be entitled to reimbursement for reasonable out-of-pocket and documented expenses for his or her service as a Director, consistent with Parent’s policies applicable to other non-employee Directors.

Article IV.

VOTING

Section 4.1             Voting. From and after the Closing, unless an exemption or waiver is otherwise approved in advance in writing by the Board, until the date (the “Voting Fall-Away Date”) that is the later of (x) thirty (30) months from the Closing Date and (y) the date no Shareholder Director is serving on the Board and, if the Shareholder has the right to nominate a Shareholder Director hereunder at that time, the Shareholder has certified in writing to Parent that it irrevocably waives and agrees to forego all its rights under this Agreement with respect to representation on the Board (or nomination thereto) and any committee thereof, with respect only to any matter relating to (i) the election or removal of Directors to or from the Board (other than Shareholder Nominees), (ii) the effectuation of the provisions of this Agreement, or (iii) a Shareholder Voting Matter, the Shareholder (A) shall attend, in person or by proxy, all meetings of the shareholders of Parent and shall vote, or cause to be voted, all shares of Capital Stock held by or any additional Shares received or acquired by the Shareholder and its Affiliates in such manner as is recommended by the Board and (B) shall deliver (or cause to be delivered) written consents for all the shares of Capital Stock beneficially owned by or any additional Shares received or acquired by the Shareholder and its Affiliates on any matter submitted for the written consent of the shareholders of Parent, voting for (or against) the matters contemplated by such written consent in such manner as is recommended by the Board; provided, that the Shareholder’s obligation to comply with the foregoing is, in all cases, subject to compliance with the Shareholder’s bona fide publicly available voting principles and guidelines and Parent’s compliance with the terms of this Agreement in all material respects. Both before and after the Voting Fall-Away Date, the Shareholder shall and shall cause and its Affiliates to vote its Shares ratably with the general shareholder base (excluding such Shareholder and its Affiliates) on any transaction (if such transaction is subject to a Parent shareholder vote at all) between Parent and its Subsidiaries, on the one hand, and the Shareholder or an Affiliate thereof, on the other hand. Notwithstanding anything to the contrary in this Agreement, the Shareholder shall not be required to vote in such manner as is recommended by the Board on any proposal involving the election or removal of the Shareholder Nominees to or from the Board.

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Article V.

RESTRICTIVE COVENANTS

Section 5.1             Non-Solicit. In connection with the Transactions, during the Restricted Period, Shareholder shall not and shall cause each of its Affiliates that either is (a) acting at the direction of or on behalf of Shareholder or (b) has received or accessed Confidential Information, not to, directly or indirectly, solicit for employment or hire (or cause to be directly or indirectly solicited for employment or hired) whether as an employee, consultant or independent contractor or otherwise, any director (other than a Shareholder Director), officer, manager, or senior executive with the title of senior vice president or above (“Service Provider”) of Parent or its Subsidiaries; provided, that, the foregoing restriction shall not apply to (i) generalized searches by use of advertising or recruiting efforts (including the use of search firms) that are not specifically targeted at such Service Providers or hiring any individual who responds to any such general solicitation or (ii) soliciting or hiring any Service Provider who is no longer employed by Parent or any of its Affiliates and has not been so employed by Parent or its Affiliates for at least ninety (90) days prior to such solicitation or hiring.

Section 5.2             Corporate Waiver. Subject to applicable legal requirements and any express agreement that may from time to time be in effect, Parent agrees that the Shareholder Nominees, the Shareholder and its Affiliates or any portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as Parent or any of its Subsidiaries; provided, however, that no Covered Person may invest or make investments in any business on the basis of Confidential Information it has received directly from Parent or its Representatives. This Section 5.2 shall constitute a renunciation of any interest or expectancy of Parent and its subsidiaries in being offered any business opportunities with respect to the activities permitted by this paragraph.

Article VI.
Registration Rights

Section 6.1             Shelf Registration

(a)            Filing. Notwithstanding anything contained in this Agreement to the contrary, within five (5) Business Days after the expiration of the Lock-up Period (as defined in the Joinder and Lock-Up Agreement), Parent shall file with the SEC a Form S-3 or any similar short-form registration statement, which may be an automatically effective registration statement at any time the Parent is eligible, to register the offer and sale of the Registrable Securities then outstanding on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Shelf Registration Statement”) and the Parent shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC or otherwise become effective as promptly as practicable after such filing. Such obligation is subject in all respects to the Parent’s receipt of all information from the Shareholder that is required by law to be included in the applicable Shelf Registration Statement. In no event shall the Company be required to file, and maintain effectiveness of, more than one Shelf Registration Statement at any one time pursuant to this Article 6. For the avoidance of doubt, the filing of a Shelf Registration Statement pursuant to this Section 6.1(a) shall not count as a Demand Registration under Section 6.2.

(b)            Shelf Take-Downs. The Shareholder may initiate an offering or sale of all or part of its Registrable Securities in offerings that do not involve an Underwritten Public Offering at any time (a “Shelf Take-Down”). For the avoidance of doubt, a Shelf Take-Down pursuant to this Section 6.1(b) shall not count as a Demand Registration. For the further avoidance of doubt Section 6.3(c) of this Agreement shall not apply to Shelf Take-Downs pursuant this Section 6.1(b).

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(c)            Underwritten Shelf Take-Downs.

(i)            If the Shareholder elects in a written request delivered to the Parent (an “Underwritten Shelf Take-Down Notice”), an offering or sale of all or part of the Shareholder’s Registrable Securities may be in the form of an Underwritten Public Offering (an “Underwritten Shelf Take-Down”), and the Parent shall use its reasonable best efforts to file a prospectus supplement, or if necessary, any necessary amendment and have such amendment declared effective, to its Shelf Registration Statement for such purpose as soon as practicable. The Shareholder shall indicate in such Underwritten Shelf Take-Down Notice the number of Registrable Securities to be included in such Underwritten Shelf Take-Down and whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other marketing effort by the underwriters. Any Underwritten Shelf Take-Down must be for (i) Registrable Securities with an aggregate total offering price reasonably expected to be at least $200 million in the aggregate or (ii) such number of Registrable Securities representing all of the Shareholder’s Registrable Securities. For the avoidance of doubt, (x) an Underwritten Shelf Take-Down pursuant to this Section 6.1(c) shall count as a Demand Registration Request for purposes of Section 6.2(a) and (y) the Parent shall not be obligated to take any action to effect an Underwritten Shelf Take-Down if a Piggyback Registration or an Underwritten Public Offering was consummated within the preceding ninety (90) calendar days (unless otherwise consented to by the Parent).

(ii)            In the case of an Underwritten Public Offering that is the subject of a Underwritten Shelf Take-Down Notice, the Parent shall propose three (3) or more nationally prominent firms of investment bankers reasonably acceptable to the Shareholder to act as the managing underwriter or as other underwriters in connection with such Underwritten Public Offering from which the Shareholder shall select the managing underwriter and the other underwriters. The Shareholder shall determine the pricing of the Registrable Securities offered pursuant to any Underwritten Public Offering, the applicable underwriting discounts and commissions, and the timing of any such Underwritten Public Offering, subject to this Agreement.

(iii)            Prior to the filing of a “red herring” prospectus or prospectus supplement used for marketing an Underwritten Shelf Take-Down pursuant to Section 6.2(a), the Shareholder shall have the right to withdraw from such Underwritten Shelf Take-Down for any or no reason whatsoever upon written notification to Parent. If withdrawn, an Underwritten Shelf Take-Down shall constitute a demand by the Shareholder for purposes of Section 6.2(a), unless the Shareholder reimburses the Parent for all Registration Expenses with respect to such withdrawn Underwritten Shelf Take-Down.

(d)            Continued Effectiveness. The Parent shall use commercially reasonable efforts to keep any Shelf Registration Statement filed pursuant to Section 6.1(a) effective until the date on which the Shareholder no longer holds Registrable Securities (such period of continued effectiveness, the “Shelf Effectiveness Period”). Subject to Section 6.4, the Parent shall be deemed not to have used commercially reasonable efforts to keep any Shelf Registration Statement effective during the Shelf Effectiveness Period if the Parent voluntarily takes any action or voluntarily omits to take any action that would result in any holder of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Effectiveness Period, unless such action or omission is required by Applicable Law or is recommended by a regulatory body.

(e)            Shelf Block Trade. If the Shareholder wishes to engage in a block trade, a bought deal or transaction proposed to be marketed on a same-day or overnight basis off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (a “Shelf Block Trade”), then notwithstanding the time periods set forth above, the Shareholder shall notify the Parent of the Shelf Block Trade not less than five (5) Business Days prior to the day such offering is to commence.

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Section 6.2             Demand Registration Rights.

(a)            Registration Requests. Subject to the provisions of this Section 6.2(a), at any time and from time to time after the Lock-Up Period (as defined in the Joinder and Lock-Up Agreement) when Parent is not eligible to use Form S-3 or any similar short-form registration statement and thus the Shareholder is unable to deliver an Underwritten Shelf Take-Down Notice pursuant to Section 6.1(c), the Shareholder may make a written request (such request, a “Demand Registration Request”) to the Parent for Registration of all or part of its Registrable Securities on Form S-1 or any other appropriate form under the Securities Act, including by means of an Underwritten Public Offering. Any Demand Registration Request must be for (i) Registrable Securities with an aggregate total offering price reasonably expected to be at least $200 million in the aggregate or (ii) such number of Registrable Securities representing all of the Shareholder’s Registrable Securities, and the Shareholder may deliver only a total of two Underwritten Shelf Take-Down Notices or Demand Registration Requests in any rolling twelve-month period. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration”. The Parent shall not be obligated to take any action to effect any Demand Registration if a Piggyback Registration or an Underwritten Public Offering was consummated within the preceding ninety (90) calendar days (unless otherwise consented to by the Parent). All Demand Registration Requests made pursuant to this Section 6.2(a) will specify the aggregate amount of Registrable Securities to be registered, the intended methods of disposition thereof and whether the Demand Registration shall be in the form of an Underwritten Public Offering, and if such Underwritten Public Offering shall be in the form of a Shelf Block Trade, the time periods set forth in Section 6.2(d) shall be applicable. The Parent shall use commercially reasonable efforts to file a Registration Statement in respect of a Demand Registration Request made pursuant to this Section 6.2(a) as soon as practicable (and in any event within thirty (30) calendar days after receiving a Demand Registration Request) and shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the filing of the Registration Statement, subject in all respects to the Parent’s receipt of all information from the Shareholder that is required by law to be included in the applicable Registration Statement.

(b)            Withdrawal. Prior to the filing of a “red herring” prospectus or prospectus supplement used for marketing an Underwritten Public Offering pursuant to Section 6.2(a), the Shareholder shall have the right to withdraw from such Demand Registration for any or no reason whatsoever upon written notification to Parent. If withdrawn, a demand for an Underwritten Public Offering shall constitute a demand by the Shareholder for purposes of Section 6.2(a), unless the Shareholder reimburses the Parent for all Registration Expenses with respect to such withdrawn Demand Registration for an Underwritten Public Offering.

(c)            Continued Effectiveness. In the event the Parent is not eligible to use Form S-3 or any similar short-form registration statement, the Parent shall use commercially reasonable efforts to keep any Registration Statement filed in response to a Demand Registration Request effective until the date on which the Shareholder disposes of all of its Registrable Securities then covered by such Registration Statement or until such Registration Statement is replaced by an effective Form S-3 or any similar short-form registration statement registering for sale the remainder of Shareholder’s Registrable Securities (such period of continued effectiveness, the “Demand Registration Effectiveness Period”). Subject to Section 6.4, the Parent shall be deemed not to have used commercially reasonable efforts to keep any Registration Statement effective during the Demand Registration Effectiveness Period if the Parent voluntarily takes any action or voluntarily omits to take any action that would result in any holder of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Registration Statement during the Demand Registration Effectiveness Period, unless such action or omission is required by Applicable Law or is recommended by a regulatory body.

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(d)            Selection of Underwriters. In the case of an Underwritten Public Offering that is the subject of a Demand Registration Request, the Parent shall propose three (3) or more nationally prominent firms of investment bankers reasonably acceptable to the Shareholder to act as the managing underwriter or as other underwriters in connection with such Underwritten Public Offering from which the Shareholder shall select the managing underwriter and the other underwriters. The Shareholder shall determine the pricing of the Registrable Securities offered pursuant to any Underwritten Public Offering, the applicable underwriting discounts and commissions, and the timing of any such Underwritten Public Offering, subject to this Agreement.

(e)            Shelf Block Trade. If the Shareholder wishes to engage in Shelf Block Trade off of a Demand Registration, then notwithstanding the time periods set forth above, the Shareholder shall notify the Parent of the Shelf Block Trade not less than five (5) Business Days prior to the day such offering is to commence.

Section 6.3             Piggyback Registration Rights.

(a)            Participation. If, at any time and from time to time after the Lock-Up Period and for so long as the Shareholder holds Registrable Securities, the Parent proposes to file a Registration Statement or conduct a Public Offering, whether on its own behalf or in connection with the exercise of any Demand Registration rights by any holder of common stock possessing such rights (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation; (ii) a registration incidental to an issuance of debt securities under Rule 144A; (iii) a registration on Form S-4 or any successor form; or (iv) a registration on Form S-8 or any successor form), with respect to an offering (for its own account or otherwise), then the Parent shall give written notice (the “Initial Notice”) to the Shareholder at least ten (10) Business Days prior to the date on which the Parent files the Registration Statement, or, in the case of an Underwritten Public Offering, the anticipated pricing date, and the Shareholder shall be entitled to include in such Registration Statement, or to sell in such Underwritten Public Offering, such number of Registrable Securities as the Shareholder may request in writing. The Initial Notice shall offer the Shareholder the right, subject to Section 6.2(b) to register (a “Piggyback Registration”) such number of shares of Registrable Securities as the Shareholder may request and shall set forth (A) the anticipated effective date of such Registration Statement, or, in the case of an Underwritten Public Offering, the anticipated trade date or pricing date, and (B) the aggregate number of Registrable Securities that is proposed to be included in such Registration Statement. Subject to Section 6.2(b), the Parent shall include in such Registration Statement or prospectus relating to such Public Offering such Registrable Securities for which it has received written requests to register within five (5) calendar days after the Initial Notice has been given (such holder, “Requesting Holder”). The Shareholder may deliver written notice (an “Opt-Out Notice”) to the Parent requesting that the Shareholder not receive notice from the Parent of any proposed Piggyback Registration; provided, however, that the Shareholder may later revoke any such Opt-Out Notice at any time, and shall have the right to be included in an applicable Piggyback Registration if such written Opt-Out Notice is received by the Parent at least seven (7) Business Days prior to the date on which the Parent files the applicable Registration Statement, or in the case of an Underwritten Public Offering, the anticipated pricing date. Following receipt of an Opt-Out Notice from the Shareholder (unless subsequently revoked), the Parent shall not be required to deliver any notice to the Shareholder pursuant to this Section 6.3(a) and the Shareholder (unless the Shareholder’s Opt-Out Notice is subsequently revoked) shall no longer be entitled to participate in Piggyback Registrations by the Parent pursuant to this Section 6.3(a).

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(b)            Piggyback Registration Withdrawal. The Shareholder may withdraw from a Piggyback Registration for any or no reason whatsoever upon written notice to the Parent and the underwriter(s) of its intention to withdraw from such Piggyback Registration, provided that such written notice is received by the Parent at least five (5) Business Days prior to the filing of a “red herring” prospectus or prospectus supplement used for marketing an Underwritten Public Offering.

(c)            Parent Control. Except for a Shelf Registration Statement being filed pursuant to Section 6.1 and in connection with the exercise of a Demand Registration Request subject to Section 6.2, the Parent may decline to file a Registration Statement or prospectus after giving the Initial Notice, or withdraw any such Registration Statement after filing but prior to the effectiveness of such Registration Statement; provided that the Parent shall notify each Requesting Holder within five (5) Business Days of the Parent’s decision to take any such action. Except as provided in Section 6.2(d) the Parent shall have sole discretion to select any and all underwriters that may participate in any Underwritten Public Offering.

(d)            Underwriters’ Cutback. Notwithstanding the foregoing, if a Registration or Public Offering pursuant to this Section 6.2(e) is for an Underwritten Public Offering and the managing underwriter(s), in good faith, advise the Parent in writing that in their opinion the number of securities requested to be included in such Underwritten Public Offering exceeds the number of securities which may be sold without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of the success of such offering, then the Parent shall include in such Underwritten Public Offering only that number of Registrable Securities that in the opinion of such underwriter(s) may be sold without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of the success of such offering (such maximum number of such securities, the “Maximum Number of Securities”), and the Registrable Securities that are included in such Underwritten Public Offering shall be allocated as follows:

(i)            In the case of an exercise of any Demand Registration pursuant to Section 6.2 by the Shareholder: (1) the Registrable Securities of the Shareholder that can be sold without exceeding the Maximum Number of Securities (pro rata on the basis of the total number of Registrable Securities held by the Shareholder); (2) to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the securities of any other Persons holding contractual registration rights other than pursuant to this Agreement, if any, as nearly as possible on a pro rata basis based on the total amount of securities held by such holders (“Other Rights Holders”); and (3) the securities to be issued and sold by the Parent in such Registration.

(ii)            In the case of a Registration or Public Offering by the Parent on its own behalf: (1) securities to be issued and sold by the Parent in such Registration without exceeding the Maximum Number of Securities; (2) to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities of the Requesting Holder (if any) (pro rata on the basis of the total number of Registrable Securities held by such Requesting Holder) that can be sold without exceeding the Maximum Number of Securities; and (3) to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), the securities of Other Rights Holders pro rata among the holders thereof on the basis of the number of securities owned by each such holders, if any; provided that in the case of this clause (e)(ii), the number of Registrable Securities included in the Underwritten Public Offering shall not be reduced below twenty percent (20%) of the total number of securities proposed to be included in such Underwritten Public Offering; and

(iii)            In the case of a Registration or Public Offering by the Parent on behalf of Other Rights Holders: (1) the Registrable Securities of the Requesting Holder that can be sold without exceeding the Maximum Number of Securities (pro rata on the basis of the total number of Registrable Securities held by such Requesting Holder); and (2) to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the securities of Other Rights Holders (if any), pro rata among the holders thereof on the basis of the number of securities owned by each such holders, that can be sold without exceeding the Maximum Number of Securities; and (3) to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), the securities to be issued and sold by the Parent in such Registration.

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Section 6.4             General Procedures.

(a)            Registration Postponement; Suspension of Sales. If the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Parent to make an Adverse Disclosure, the Parent may, upon giving prompt written notice of such action to the Shareholder, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement (a “Suspension”); provided, however, that the Parent shall not be permitted to exercise a Suspension more than two (2) times during any twelve (12)-month period (except that the Parent may use this right more than two (2) times in any twelve (12) month period if the Parent is exercising such right during the 15-day period prior to the Parent’s regularly scheduled quarterly earnings announcement date) or for a total period of greater than sixty (60) calendar days in the aggregate in any rolling twelve (12) month period, provided that, to the extent a Suspension is due to ongoing negotiations or discussions regarding a material merger, acquisition, disposition or other similar transaction and the requirements for such Suspension set forth in this sentence continue to be satisfied, the total Suspension period may be exercised for up to ninety (90) calendar days in the aggregate in any rolling twelve month period; and provided further that the Parent shall not register any securities for its own account or that of any other stockholder during such sixty (60) calendar day or ninety (90) calendar day period, as applicable, other than pursuant to a registration relating to the sale or grant of securities to employees or directors of the Parent or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities. The Parent shall immediately notify the Shareholder in writing upon the termination of any Suspension, amend or supplement the Registration Statement or Prospectus, if necessary, so it does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to any Shareholder such numbers of copies of the Registration Statement or Prospectus as so amended or supplemented as the Shareholder may reasonably request.

(b)            Requirements. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Parent will use commercially reasonable efforts to effect the Registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Parent will:

(i)            if the Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable;

(ii)            promptly notify the Shareholder, after the Parent receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(iii)            after the Registration Statement becomes effective, promptly notify the Shareholder of any request by the SEC that the Parent amend or supplement such Registration Statement or Prospectus;

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(iv)            prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective during the period set forth in, and subject to the terms and conditions of, this Agreement, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in this Agreement;

(v)            furnish to the Shareholder such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the holder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;

(vi)            use commercially reasonable efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Shareholder and any underwriter(s), if required by the law of the relevant jurisdiction, and do any and all other acts and things that may be reasonably necessary to enable the Shareholder and any underwriter(s) to consummate the disposition of the Registrable Securities in such jurisdictions;

(vii)            use commercially reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Parent are then listed;

(viii)            in the event of an Underwritten Public Offering, use commercially reasonable efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing the Parent for the purposes of such Registration, in form and substance as is customarily given to underwriters by the Parent in an Underwritten Public Offering, addressed to the underwriters and (ii) a letter dated as of such date, from the independent public accountants of the Parent, in form and substance as is customarily given by independent public accountants to underwriters in an Underwritten Public Offering, addressed to the underwriters;

(ix)            if reasonably requested by the Shareholder, cooperate with the Shareholder and the managing underwriter(s) (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the Shareholder or the managing underwriter (if any) may request and keep available and make available to the Parent’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(x)            in the event of any Underwritten Public Offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by the Parent to underwriters in an Underwritten Public Offering, with the underwriter(s) of such offering;

(xi)            upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Parent, promptly make available for inspection by the Shareholder, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Shareholder, all financial and other records, pertinent corporate documents, and properties of the Parent reasonably requested, and use commercially reasonable efforts to cause the Parent’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith;

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(xii)            promptly notify the Shareholder and any underwriter(s) of the notification to the Parent by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use commercially reasonable efforts to obtain promptly the withdrawal of such order;

(xiii)            promptly notify the Shareholder and any underwriter(s) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the Parent, in its sole discretion, determines that the Prospectus included in the Registration Statement, as then in effect, is reasonably likely to include an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of the Shareholder promptly prepare and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the Shareholder shall deliver such amended, supplemental or revised Prospectus in connection with any offers or sales of Registrable Securities, and shall not deliver or use any Prospectus not so supplemented, amended or revised);

(xiv)            promptly notify the Shareholder and any underwriter(s) of the receipt by the Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(xv)            make available to the Shareholder upon request promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Parent, one copy of each Registration Statement and any amendment thereto, any written correspondence between the Parent and the SEC or the staff of the SEC, or Nasdaq or the staff of Nasdaq, in each case relating to such Registration Statement and such other documents as the Shareholder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities;

(xvi)            in the case of an Underwritten Public Offering, cause the senior executive officers of the Parent to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xvii)            cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii)            take no direct or indirect action prohibited by Regulation M under the Securities Exchange Act; provided, that, to the extent that any prohibition is applicable to the Parent, the Parent will take all reasonable action to make any such prohibition inapplicable; and

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(xix)            take such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities.

(c)            Expenses. Except as provided in Section 6.1(b) and Section 6.2(b) of this Agreement, as between the Parent and the Shareholder, the Parent will pay all Registration Expenses; provided that the Shareholder shall pay all applicable underwriting fees, all taxes incurred with respect to which legal liability is on the Shareholder, fees, disbursements, and expenses of its tax and other advisors counsel, including expenses in excess of the Legal Expense Cap, discounts and similar charges (pro rata based on the securities sold). The Parent shall pay all taxes incurred with respect to which legal liability is on the Parent.

(d)            Withholding. The Parent (or the transfer agent acting on its behalf) shall be entitled to deduct and withhold from amounts otherwise payable to the Shareholder in their capacity as beneficial owners of common stock (including, for the avoidance of doubt, dividends and other distributions), any amounts required to be deducted or withheld with respect to the making of such payment under applicable tax law. Before, or within a reasonable period of time after the Closing Date, and thereafter from time to time as the previously furnished form may expire or become incorrect or obsolete, the Shareholder shall furnish to the Parent or, if directed by the Parent, to the transfer agent acting on the Parent’s behalf, Internal Revenue Service Form W-9, or alternatively the applicable version of Internal Revenue Service Form W-8, in each case, properly completed and validly executed, certifying (i) that the Shareholder is a U.S. person for U.S. federal income tax purposes and is not subject to U.S. backup withholding, or (ii) the Shareholder’s entitlement to treaty benefits under an applicable income tax treaty with the United States, respectively. The Parent shall not (and shall establish procedures with its transfer agent and use its best efforts to cause its transfer agent not to) withhold any U.S. withholding tax in respect of payments or distributions allocable or made to any Shareholder that is a U.S. person, nor withhold in excess of the lowest rate of U.S. withholding tax that the Shareholder that is not a U.S. person is entitled to under an applicable income tax treaty and the Internal Revenue Code of 1986, as amended (the “Code”), except for U.S. withholding tax that the Parent or its paying agent is required to withhold under the Code due to either a change in law or a failure of the Shareholder to so duly furnish or update a valid Internal Revenue Service Form W-9 (containing the certifications described in clause (i), above), or applicable version of Internal Revenue Service Form W-8.

(e)            Furnishing Documents. Except as otherwise reasonably requested by the Shareholder or an underwriter, the Parent’s obligation to furnish materials under this Agreement, including, but not limited to, copies of Registration Statements and amendments and supplements thereto, Prospectuses (including any preliminary Prospectuses and Prospectus supplements), correspondences, and other documents as the Shareholder or underwriter may reasonably request, may be satisfied through the electronic delivery of such materials, including the posting of such materials on EDGAR.

Section 6.5             Indemnification.

(a)            The Parent agrees to indemnify and reimburse, to the fullest extent permitted by law, the Shareholder, and each of its employees, advisors, agents, representatives, partners, officers, and directors, its Affiliates and each Person who controls the Shareholder (within the meaning of the Securities Act or the Securities Exchange Act) (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 6.5(c)) based upon, arising out of, or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, or resulting from any such untrue statement or omission or alleged untrue statement or omission; and (iii) against any and all costs and expenses (including reasonable fees, charges and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Securities Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except in each case insofar as any such statements are made in reliance upon information furnished to the Parent in writing by such seller or any Seller Affiliate expressly for use therein. The reimbursements required by Section 6.5(c) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. The Parent will also provide customary indemnification to any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their respective officers and directors and each Person who controls such Persons, if requested.

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(b)            In connection with any Registration Statement or Prospectus covering the sale of Registrable Securities in which the Shareholder is participating, the Shareholder agrees to the fullest extent permitted by law, to indemnify the Parent and its directors and officers and each Person who controls the Parent (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 6.5(c)) based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information so furnished by such seller or any of its Seller Affiliates in writing expressly for inclusion in the Registration Statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities registered by them, and, provided, further, that such liability will be limited to the net amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement.

(c)            Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually materially prejudiced by reason of such delay or failure) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses; (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person; or (C) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified (which shall be chosen by the holders of a majority of Registrable Securities so indemnified) by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

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(d)            Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 6.5(a) or Section 6.5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.5(d) were determined by pro rata allocation (even if the Shareholder or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 6.5(c), defending any such action or claim. Notwithstanding the provisions of this Section 6.5(d), the Shareholder shall not be required to contribute an amount greater than the dollar amount by which the net proceeds received by the Shareholder with respect to the sale of any Registrable Securities exceeds the amount of damages which the Shareholder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not itself guilty of such fraudulent misrepresentation. The Shareholder’s obligations in this Section 6.5(d) to contribute shall be several (and not joint) in proportion to the amount of Registrable Securities registered by it. If indemnification is available under this Section 6.4, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 6.5(a) and Section 6.5(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.5(d) subject, in the case of the Shareholder, to the limited dollar amounts set forth in Section 6.5(b).

(e)            No indemnifying party shall be liable for any settlement effected without its written consent (which consent may not be unreasonably delayed or withheld). Each indemnifying party agrees that it will not, without the indemnified party’s prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect to which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

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Article VII.

TERMINATION

Section 7.1             Termination. This Agreement (other than Section 5.1 and Article X), shall terminate upon the earlier of (a) the valid termination of the Merger Agreement in accordance with Article 10 therein, (b) the occurrence of both the Standstill Fall-Away Date and Voting Fall-Away Date and (c) the mutual written agreement of the Shareholder and Parent (such earlier date, the “Termination Date”). The provisions of (x) Section 5.1 shall terminate upon the expiration of the Restricted Period and (y) Article X shall terminate upon the mutual written agreement of the Shareholder and Parent. Promptly following the occurrence of the condition to termination set forth in clause (a) of the first sentence of this Section 7.1, the Shareholder shall execute a notice in the form attached hereto as Exhibit A, certifying that such condition to termination has occurred (unless the Shareholder has filed a Schedule 13D with the SEC reflecting the same, which shall be deemed notice thereof); provided, however that any such notice shall not be a condition to such termination.

Section 7.2             Effect of Termination; Survival. In the event of any termination of this Agreement pursuant to Section 7.1, this Agreement shall be terminated and there shall be no further liability or obligation under any provisions on the part of any Party, other than the provisions of Article X, which provisions shall survive any termination; provided, that nothing contained in this Agreement (including this Section 7.2) shall relieve a Party from liability for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.

Article VIII.

REPRESENTATIONS OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to Parent that as of the date hereof and as of the Closing Date:

Section 8.1             Organization and Standing. The Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

Section 8.2             Authority for Agreements. The Shareholder has all requisite limited liability company power and authority to enter into this Agreement and any other ancillary agreements to which the Shareholder is a party in connection with the Merger (collectively, the “Related Agreements”) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other Related Agreements to which the Shareholder is a party by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Shareholder, and no further action is required on the part of the Shareholder (or its members, limited or general partners, or other equity or interest holders of the Shareholder) to authorize this Agreement and any other Related Agreements to which the Shareholder is a party and the transactions contemplated hereby and thereby. This Agreement and each of the other Related Agreements to which the Shareholder is a party have been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Shareholder enforceable against it in accordance with their respective terms, subject to (A) laws of general application relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) rules of law governing specific performance, injunctive relief, other equitable remedies and other general principles of equity.

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Section 8.3             No Conflicts. Except as permitted by this Agreement, the execution and delivery by the Shareholder of this Agreement and any other Related Agreement to which the Shareholder is a party, and the consummation of the transactions contemplated hereby and thereby, do not conflict with or result in any violation of or default in any respect under (with or without notice or lapse of time, or both) (A) any provision of the organizational documents of the Shareholder, as applicable, each as amended to date and currently in effect, (B) any Contract to which the Shareholder is a party or by which any of his, her or its properties or assets may be bound or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder or any of its properties or assets (whether tangible or intangible), except in the case of clauses (B) and (C), such conflict, violation or default that would not, individually or in the aggregate, have a material adverse effect on Shareholder’s ability to perform its obligations under this Agreement.

Section 8.4             Litigation. As of the date hereof, there is no action, suit, claim, litigation, arbitration or other Proceeding of any nature pending, or to the knowledge of the Shareholder, threatened in writing, against the Shareholder or his, her or its properties (tangible or intangible) (or any of the Shareholder’s officers or directors (in their capacities as such)), nor to the Shareholder’s knowledge is there any investigation pending or threatened in writing by any Governmental Authority against the Shareholder or any of its properties (whether tangible or intangible) (or any of its officers or directors (in their capacities as such)), arising out of or that relates in any way to (i) this Agreement, the Merger Agreement, any other Related Agreements to which the Shareholder is a party or any of the transactions contemplated hereby or thereby, (ii) the Shareholder’s beneficial ownership of Seller Units or rights to acquire Seller Units, or (iii) any other agreement between the Shareholder (or any of its Affiliates) and the Company (or any of its Affiliates). As of the date hereof, there is no action, suit, claim or other Proceeding pending or, to the knowledge of the Shareholder, threatened in writing against the Shareholder with respect to which the Shareholder has a contractual right or a right pursuant to the DGCL to indemnification from Seller or an Acquired Company related to facts and circumstances existing prior to the Effective Time. As of the date hereof, there is no action, suit, claim or other Proceeding pending or, to the knowledge of the Shareholder, threatened in writing against the Shareholder that would prevent, enjoin or materially delay the performance by the Shareholder of its obligations under this Agreement.

Section 8.5             Reliance. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

Section 8.6             Brokers and Finders. Except as otherwise disclosed in the Merger Agreement, no Person has acted on behalf of the Shareholder in such manner as to incur any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement, the Merger Agreement or any Related Agreements or any transaction contemplated hereby or thereby, nor will Parent, any Acquired Company or their respective Affiliates incur, directly or indirectly, any such liability based on arrangements made by or on behalf of the Shareholder.

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Article IX.

REPRESENTATIONS OF PARENT

Parent hereby represents and warrants to the Shareholder as follows:

Section 9.1             Qualification, Organization. Parent is a legal entity duly organized, validly existing and, where relevant, in good standing under the Applicable Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Shareholder. The Parent Governing Documents are in full force and effect and Parent is not in violation in any material respect of the Parent Governing Documents.

Section 9.2             Corporate Authority Relative to this Agreement.

(a)            Parent has all requisite corporate or similar power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement have been duly and validly authorized by Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes the valid and binding agreement of the Shareholder, constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Applicable Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)            Other than any consents that have already been obtained or will be obtained in connection with the consummation of the transactions contemplated by the Merger Agreement, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under Applicable Law, for Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to materially prevent, delay or impede the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(c)            The execution and delivery by Parent of this Agreement does not, and will not (i) conflict with or result in any violation of any provision of the Parent Governing Documents or (ii) conflict with or violate any Applicable Laws to Parent or any of its material properties or assets, other than in the case of clauses (i) and (ii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Parent’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

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Article X.

GENERAL PROVISIONS

Section 10.1           Confidential Information.

(a)            Subject to compliance with Parent’s bona fide internal policies, and excluding any trade or business secrets, a Shareholder Director may disclose to such Shareholder’s Affiliates, and its and their relevant directors, officers and employees and external compliance, legal, accounting and tax advisors, any and all information received or observed by him or her in his or her capacity as a Shareholder Director; provided, that such information shall not be used for any purpose other than, to the extent consistent with Applicable Law, (i) to monitor, oversee and make decisions with respect to the Shareholder’s investment in Parent; (ii) to comply with the Shareholder’s obligations under this Agreement; (iii) to exercise any of the Shareholder’s rights under this Agreement; (iv) to collaborate with Parent and (v) in order to perform the proper functions of a Person’s employment, profession or duties.

(b)            The Shareholder and each Shareholder Affiliate shall hold, in strict confidence, and shall not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process or by other requirement of Applicable Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning Parent and its Subsidiaries furnished to it by Parent or its Representatives pursuant to this Agreement (except (a) to the extent such Confidential Information (i) was previously known by the Shareholder or such Shareholder Affiliate on a non-confidential basis, (ii) is in the public domain through no breach by the Shareholder or any Shareholder Affiliate of any of the confidentiality obligations to Parent, (iii) is later acquired by the Shareholder or such Shareholder Affiliate from other sources not known by the Shareholder or such Shareholder Affiliate to be subject to a duty of confidentiality with respect to such Confidential Information, (iv) is independently developed by the Shareholder or Shareholder Affiliate without reference to or use of the Confidential Information and (b) Confidential Information may be disclosed by the Shareholder or such Shareholder Affiliate to its officers, directors, employees, partners (including existing and prospective limited partners), accountants, members, equityholders, clients, lawyers or other professional advisors to the extent any such Person has a reasonable need to know such information in connection with the management of the investment of the Shareholder and the Shareholder Affiliates in Parent; provided, that the Shareholder or such Shareholder Affiliate informs any such Person that such information is confidential. If disclosure is required by judicial or administrative process or by any other requirement of Applicable Law, the Shareholder shall provide Parent with prompt written notice to the extent reasonably practicable and permissible by Applicable Law (provided, that no notice shall be required for disclosure required by judicial or administrative process or by other requirement of Applicable Law or the applicable requirements of any regulatory agency or relevant stock exchange, in each case, not specifically relating to Parent), together with a copy of any material proposed to be disclosed, so that Parent may seek, at Parent’s expense, an appropriate protective order or other appropriate relief (and the Shareholder and the Shareholder Affiliates shall reasonably cooperate with Parent, at Parent’s expense, to obtain such order or relief), or if Parent so elects, waive compliance with the provisions of this Section 10.1.

(c)            Any Shareholder that is a venture capital, private equity or other investment firm fund may gain general industry knowledge from reviewing Confidential Information that cannot be separated from their overall knowledge and, provided that such Shareholder does not use or disclose Confidential Information in breach of this Agreement, such Shareholder shall be permitted to use this general industry knowledge in the ordinary course of business. No portfolio company of a Shareholder will be deemed to have received, or to have been made aware of, Confidential Information solely due to the dual roles of any employee, consultant or advisor of such Shareholder that serves as a board member, officer, employee or advisor of such portfolio company, so long as such dual role persons do not discuss or provide any Confidential Information to the other board members, officers, employees or advisors of such portfolio company that are not dual role persons.

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(d)            Notwithstanding anything in Section 7.1 to the contrary, the provisions of this Section 10.1 shall terminate with respect to the Shareholder and its Affiliates on the date that is two (2) years following the Termination Date.

Section 10.2           Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all expenses incurred in connection with the negotiation, execution and delivery of this Agreement shall be paid by the Party incurring such expenses.

Section 10.3           Withholding. Each of Parent, its Affiliates and agents shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement or with respect to the Shares such amounts as are required to be deducted and withheld under Applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 10.4           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or sent by email transmission (so long as an error message is not generated in reply thereto) or sent by registered or certified mail, postage or by prepaid overnight courier, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent, to:

AeroVironment, Inc.

900 Innovators Way

Simi Valley, CA 93065

E-mail: [***]

Attention: Melissa Brown; Jonah Teeter-Balin

with a copy to (which will not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Charles Ruck; Tessa Bernhardt; Leah Sauter

Email: charles.ruck@lw.com; tessa.bernhardt@lw.com; leah.sauter@lw.com

If to the Shareholder, to:

Arlington Capital Partners Fund V/Arlington Capital Partners Fund VI

c/o Arlington Capital Partners

7272 Wisconsin Avenue, 15th Floor

Bethesda, MD 20814

Attention: David Wodlinger; Henry Albers; Chris Aguemon; Carter Button

Email: [***]

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with a copy to (which will not constitute notice):

Goodwin Procter LLP

1900 N Street NW

Washington, DC 20036

Attention:   Joshua Klatzkin; Joshua Zachariah; Blake Liggio;

      Matthew M. Mauney; Caitlin Tompkins

Email:   jklatzkin@goodwinlaw.com; jzachariah@goodwinlaw.com;

       bliggio@goodwinlaw.com; mmauney@goodwinlaw.com;

       ctompkins@goodwinlaw.com

Section 10.5           Interpretation. The following rules of interpretation shall apply to this Agreement: (i) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (iii) references to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified; (iv) all exhibits and schedules annexed to this Agreement or referred to in this Agreement are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (v) any capitalized term used in any Exhibit or Schedule annexed to this Agreement but not otherwise defined therein shall have the meaning set forth in this Agreement; (vi) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (vii) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (viii) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (ix) references to any Applicable Law shall be deemed to refer to such Applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (x) references to any Person include the successors and permitted assigns of that Person; (xi) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively; (xii) references to “dollars” and “$” mean U.S. dollars; (xiii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (xiv) references to times are to New York City times unless otherwise specified; (xv) “or” shall not be given its disjunctive or exclusive meaning; (xvi) references to “days” shall mean “calendar days” unless expressly stated otherwise and (xvii) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 10.6           Methodology for Calculations. Except as otherwise expressly provided in this Agreement, for purposes of calculating (a) the amount of outstanding Shares as of any date and (b) the amount of Shares owned by a Person hereunder (and the percentage of the outstanding Shares owned by a Person hereunder), no Share Equivalents of Parent shall be treated as having been converted, exchanged or exercised. In the event of any share split, share dividend, reverse share split, any combination of the Shares or any similar event, with respect to all references in this Agreement to a shareholder or shareholders holding a number of Shares, the applicable number shall be appropriately adjusted to give effect to such share split, share dividend, reverse share split, any combination of the Shares or similar event.

Section 10.7           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

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Section 10.8           Entire Agreement; Third-Party Beneficiaries.

(a)            This Agreement (including any Schedule or Exhibit hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

(b)            No provision of this Agreement, express or implied, is intended to or shall confer upon any other Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. In some instances, the representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of either Party. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.9           Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Shareholder or any Shareholder Affiliate without the prior written consent of Parent or by Parent without the prior written consent of the Shareholder. Any purported assignment in breach of this Section 10.9 shall be null and void. Without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 10.10         Further Assurances. Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with Applicable Law.

Section 10.11         Governing Law; Jurisdiction.

(a)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction.

(b)            Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10.11 in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Applicable Law.

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Section 10.12        Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

Section 10.13         Counterparts. This Agreement may be executed (including by means of electronic transmission, such as by electronic mail in “pdf” form), in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.

Section 10.14         Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, prior to the termination of this Agreement in accordance with Section 7.1, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, a non-breaching Party shall be entitled to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each Party further agrees that the non-breaching Party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 10.15         Amendment Modification; Waiver.

(a)            Subject to Applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of Parent and the Shareholder. This Agreement may not be amended except by an instrument in writing signed on behalf of Parent and the Shareholder.

(b)            At any time, either Parent or the Shareholder (on behalf of itself and any Shareholder Affiliate), may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any obligation or other act of the other Party (ii) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant hereto, and (iii) waive compliance by the other Party with any agreement or condition to its own obligations contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

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Section 10.16         Non-Recourse. This Agreement may only be enforced by the named parties hereto. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, Parent and the Shareholder covenant, agree and acknowledge that no Person (other than the parties hereto and their respective successors and permitted assigns) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, member or partner of Shareholder or Parent or of any Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly agreed and acknowledged that, except in the case of fraud, no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, partners, managers or shareholders of Shareholder or any Affiliate thereof or Parent or any Affiliate thereof (or their respective successors or permitted assigns) or any former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, partners, managers or shareholders of any of the foregoing, as such, for any obligation of Shareholder or Parent (or their respective successors or permitted assigns) under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

AEROVIRONMENT, INC.

By:	/s/ Wahid Nawabi
Name:	Wahid Nawabi
Title:	Chief Executive Officer

THE SHAREHOLDER:

ARLINGTON CAPITAL PARTNERS V, L.P.

By: Arlington Capital Group V, L.L.C.
Its: General Partner

By: Arlington Management V, L.L.C.
Its: Manager

By:	/s/ Michael Lustbader
Name:	Michael Lustbader
Title:	Managing Partner

ARLINGTON CAPITAL PARTNERS VI, L.P.

By: Arlington Capital Group VI, L.L.C.
Its: General Partner

By: Arlington Management VI, L.L.C.
Its: Manager

By:	/s/ David Wodlinger
Name:	David Wodlinger
Title:	Managing Partner

[Signature Page to Shareholder’s Agreement]

Exhibit A

FORM OF TERMINATION NOTICE

[DATE]

AeroVironment, Inc.

241 18th Street South, Suite 650

Arlington, Virginia 22202
Attention: General Counsel

Re: Notice of Termination of Shareholder’s Agreement

To Whom It May Concern:

AeroVironment, Inc. (“Parent”) and the undersigned (the “Shareholder”) are parties to that certain Shareholder’s Agreement (as amended from time to time, the “Agreement”), dated as of November 18, 2024. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Pursuant to Section 7.1 of the Agreement, the Agreement shall terminate upon the earlier of (i) the occurrence of both the Standstill Fall-Away Date and Voting Fall-Away Date and (ii) the mutual written agreement of the Shareholder and Parent.

The Shareholder hereby certifies that, on [DATE], the Shareholder and the Shareholder Affiliates either (a) ceased to beneficially own, in the aggregate, at least five percent (5%) of the outstanding Shares or (b) the Voting Fall-Away Date has occurred and therefore, pursuant to Section 7.1 of the Agreement, the Agreement was terminated on [DATE].

Sincerely,

[SHAREHOLDER]

A-1